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                                                                   Exhibit 21.1


Beacon Capital Partners, Inc.


                                                                        Fed ID
             Name                                                       Number

      OPERATING ENTITIES

Beacon Capital Partners, Inc.                                         04-3403281
Beacon Capital Partners, L.P.                                         04-3411475
Beacon Capital Partners                                               04-3401623
Beacon Venture Partners, Inc.                                         04-3415691
Beacon Venture Partners, L.P.                                         04-3415684
Beacon Capital Participation Plan, L.P.                               04-3415681
Beacon Capital Participation Plan, LLC                                04-3415697
Beacon Capital Partners Management, LLC                               04-3415676
Beacon Capital Partners Acquisition, LLC                              04-3415563
Cambridge Kendall SPC, Inc.                                           04-3415687
Cambridge Athenaeum, LLC                                              04-3418134
Kendall Athenaeum, LLC                                                04-3418136
One Kendall, LLC                                                      04-3418137
Beacon/PW Kendall LLC                                                 04-3418140
Technology Square LLC                                                 04-3422723
Dallas Office Portfolio, L.P.                                         04-3424722
Suburban Dallas Office Portfolio, LLC                                 04-3424723
Sunnyvale Investments LLC                                             04-3430638
Columbia Street LLC                                                   04-3432695
Tenant Communications, Inc.                                           04-3435755
Building Communications LLC                                           04-3435879